SEC File No. 333-72703


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               AMENDMENT NO. 1 TO
                                    FORM S-4
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                U.S. ENERGY CORP.
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             (Exact Name of registrant as specified in its charter)

                                     Wyoming
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                 (State or other jurisdiction of incorporation)

                                      1090
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            (Primary Standard Industrial Classification Code Number)

                                   83-0205516
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                      (I.R.S. Employer Identification No.)

                   877 North 8th West, Riverton, Wyoming 82501
                                Tel. 307/856-9271
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       (Address and telephone of registrant's principal executive offices)

                                Daniel P. Svilar
                   877 North 8th West, Riverton, Wyoming 82501
                                Tel. 307/856-9271
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          (Name address and telephone of agent for service of process)

Approximate date of commencement of proposed sale to public: March 16, 1999.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. X

                         Exhibit Index begins on page 2.


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                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution.

Legal                                       $   7,000*
Audit                                           2,000*
SEC and
state fees                                      2,000*
                                            ---------
                                            $  11,000*

* Estimate

Item 20.  Indemnification of Directors and Officers.

The Wyoming Business Corporation Act ("WBCA"), W.S. 17-16-850 et seq., provides for indemnification of USE's officers, directors, employees, and agents against liabilities which they may incur in such capacities. A summarization of circumstances in which such indemnification may be available follows, but is qualified by reference to registrant's Articles of Incorporation and the text of the statute.

In general, any officer, director, employee, or agent may be indemnified against expenses, fines, settlements, or judgments arising in connection with a legal proceeding to which such person is a party, as a result of such relationship, if that person's actions were in good faith, were believed by him or her to be in (or at least not opposed to) registrant's best interests, and in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Unless such person is successful upon the merits in such an action, indemnification may be awarded only after a determination by decision of the board of directors (by directors not at the time parties to the proceeding) or by majority shareholder vote (excluding shares held or controlled by directors who are at the time parties to the proceeding), or by opinion of special legal counsel.

The circumstances under which indemnification would be made in connection with an action brought on behalf of the registrant are generally the same as stated above, except that indemnification is permitted only for reasonable expenses.

In addition, registrant has statutory authority to purchase insurance to protect its officers, directors, employees, and agents against any liabilities asserted against them, or incurred in connection with their service in such capacities. Further, registrant may advance or reimburse funds to a director who is a party to a proceeding, for reasonable expenses incurred in connection with a proceeding.

Item 21.  Exhibits and Financial Statement Schedules.

         Schedules have been omitted because the information is not applicable or because the information is included in the financial statements.

(b)  Exhibits.

Exhibit No.                                                           Reference

    3.1        USE Restated Articles of Incorporation........................[4]


                                        2

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    3.1(a)     USE Articles of Amendment to
               Restated Articles of Incorporation............................[8]

    3.2        USE Bylaws, as amended through April 22, 1992.................[8]

    4.1        Shamrock Partners, Ltd. 1/9/96 Warrant
               to Purchase 200,000 Common Shares of USE.....................[13]

    4.2        USE 1998 Incentive Stock Option Plan
               and Form of Stock Option Agreement 1/99......................[26]

    4.3        USE Restricted Stock Bonus Plan,
               as amended through 2/94......................................[13]

    4.4        Form of Stock Option Agreement,
               and Schedule, Options Issued 1/96............................[14]

    4.5        1/8/97 Amendment to Shamrock Partners, Ltd.
               1/9/96 Warrant to Purchase 200,000
               Common Shares of USE.........................................[15]

    4.6        Amendment to USE 1989 Incentive
               Stock Option Plan (12/13/96).................................[15]

    4.7        USE 1996 Stock Award Program (Plan)..........................[15]

    4.8        USE Restated 1996 Stock Award Plan and
               Amendment to USE 1990 Restricted Stock Bonus Plan............[15]

    4.9        Agreement with Sunrise Financial Group (12/1/97).............[22]

    4.10       Sunrise Financial Group 1/9/98 Warrant to
               Purchase 225,000 Common Shares of USE........................[22]

    4.11       Agreement with Shamrock Partners, Ltd. (1/20/98).............[23]

    4.12       Shamrock Partners, Ltd Warrant to Purchase
               200,000 Common Shares of USE (1/23/98).......................[24]

    5.1        Opinion of Stephen E. Rounds, Esq..............................10

    10.1       USECC Joint Venture Agreement - Amended as of 1/20/89.........[2]

    10.2       Management Agreement with USECC...............................[7]

    10.3-10.4  [intentionally left blank]

    10.5       Assignment and Lease - Parador................................[7]

    10.6       Employment Agreement - Daniel P. Svilar.......................[4]


                                        3

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    10.7       Airport Ground Lease - City of Riverton.......................[7]

    10.8       Executive Officer Death Benefit Plan..........................[4]

    10.9 - 10.10  [intentionally left blank]

    10.11      Sweetwater Mill Acquisition Agreement.........................[7]

    10.12 - 10.17  [intentionally left blank]

    10.18      Master Agreement - Mt. Emmons/AMAX............................[1]

    10.19      [intentionally left blank]

    10.20      Promissory Notes - ESOP/USE...................................[6]

    10.21      Self Bond Agreement with WY DEQ - Crooks Gap Properties.......[2]

    10.22      Security Agreement - ESOP Loans...............................[6]

    10.23 - 10.27   [intentionally left blank]

    10.28      Memorandum of Joint Venture Agreement - GMMV..................[4]

    10.29      Memorandum of Partnership Agreement  - SMP....................[2]

    10.30 - 10.31  [intentionally left blank]

    10.32      Employee Stock Ownership Plan.................................[2]

    10.33      [intentionally left blank]

    10.34      Form of Stock Option Agreement and Schedule - 1989 Plan.......[4]

    10.35      Severance Agreement (Form)....................................[8]

    10.36      1992 Stock Compensation Plan Non-Employee Directors...........[8]

    10.37      Executive Compensation (John L. Larsen).......................[8]

    10.38      Executive Compensation (Non-qualified Options)................[8]

    10.39      ESOP and Option Plan Amendments (1992)........................[8]

    10.40      Plateau Acquisition - Stock Purchase
               Agreement and Related Exhibits................................[9]

    10.41 - 10.42 [intentionally left blank]

    10.43      Acquisition Agreement between
               Kennecott Uranium Company,
               USE and USECC regarding GMMV (6/23/97).......................[16]


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    10.44 - 10.47 [intentionally left blank]

    10.48      Exhibit I to Acquisition Agreement (see 10.43) - Fourth
               Amendment of Mining Venture Agreement among
               Kennecott Uranium Company, USE and USECC.....................[21]

    10.49      USE/Dominick & Dominick Securities, Inc.  Stock
               Purchase Agreement for 157,530 Common Shares of USE..........[22]

    10.50      USE/BPI Canadian Resource Fund Stock Purchase
               Agreement for 125,341 Common Shares of USE...................[22]

    10.51      USE/BPI Canadian Opportunities II Fund Stock
               Purchase Agreement for 125,341 Common Shares of USE..........[22]

    10.52      USE/BPI Canadian Small Companies Fund Stock
               Purchase Agreement for 250,683 Common Shares of USE..........[22]

    10.53      USE/Yellow Stone Fuels Corp. Exchange Rights Agreement..........*

    10.54 - 10.57 [intentionally left blank]

    10.58      Outsourcing  and Lease
               Agreement between YSFC and USECC.............................[15]

    10.59      Convertible Promissory Note from YSFC to USECC...............[15]

    10.60      Consulting Services Agreement between
               USE and RJ Falkner & Company....................................*

    21.1       Subsidiaries of Registrant...................................[15]

    23.1       Consent of Arthur Andersen LLP..................................*

    23.2       Consent of PricewaterhouseCoopers LLP...........................*

    23.3       Consent of Stephen E. Rounds..................................12

    *          Previously filed.

    [1] Incorporated by reference from the like-numbered exhibit to a Schedule 13D filed by AMAX on or about August 3, 1987.

    [2] Incorporated by reference from the like-numbered exhibit to the Registrant's Annual Report on Form 10-K for the year ended May 31, 1989.

    [3]        Incorporated  by reference from exhibit 3 to Amendment No 4.
               of a Schedule 13D filed by John L. Larsen, reporting an event of January 2, 1990.

    [4] Incorporated by reference from the like-numbered exhibit to the Registrant's Annual Report on Form 10-K for the year ended May 31, 1990.


                                        5

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    [5]        Incorporated by reference from the like-numbered  exhibit to the Registrant's Form 10-Q for the period ended February 28, 1991.

    [6] Incorporated by reference from exhibit 2 to Amendment No. 6 of a Schedule 13D filed by John L. Larsen, reporting an event of May 28, 1991.

    [7] Incorporated by reference from the like-numbered exhibit to the Registrant's Annual Report on Form 10-K for the year ended May 31, 1991.

    [8] Incorporated by reference from the like-numbered exhibit to the Registrant's Annual Report on Form 10-K for the year ended May 31, 1992.

    [9] Incorporated by reference from exhibit A to the Registrant's Form 8-K reporting an event of August 11, 1993.

    [10] - [11] [intentionally left blank]

    [12] Incorporated by reference from an exhibit to the Registrant's Post-Effective Amendment No. 1 to Form S-3 (SEC File
               No. 333-1967, filed April 3, 1996).

    [13] Incorporated by reference from the like-numbered exhibit to the Registrant's Form S-1 registration statement, initial filing (SEC File No. 333-1689, filed June 18, 1996).

    [14] Incorporated by reference from the like-numbered exhibit to the Registrant's Annual Report on Form 10-K for the year ended May 31, 1996

    [15] Incorporated by reference from the like-numbered exhibit to the Registrant's Annual Report on Form 10-K for the year ended May 31, 1997.

    [16]       Incorporated   by  reference   from  Exhibit  10.49  to  the
               Registrant's Annual Report on Form 10-K for the year ended May 31, 1997.

    [17] - [20] [intentionally left blank]

    [21]       Incorporated   by  reference   from  Exhibit  10.54  to  the
               Registrant's Annual Report on Form 10-K for the year ended May 31, 1997.

    [22] Incorporated by reference from the like-numbered exhibit to the Registrant's Form S-1 Post- Effective Amendment No. 2 (SEC File No. 333-6189, filed April 24, 1998).

    [23]       Incorporated   by   reference   from   Exhibit  4.5  to  the
               Registrant's Form S-1 Post-Effective Amendment No. 2 (SEC File No. 333-6189, filed April 24, 1998).

    [24]       Incorporated   by   reference   from   Exhibit  4.6  to  the
               Registrant's Form S-1 Post-Effective Amendment No. 2 (SEC File No. 333-6189, filed April 24, 1998).

    [25] Incorporated by reference from the like-numbered exhibit to the Registrant's S-1 registration statement, initial filing (SEC File No. 333-57957, filed June 29, 1998).

    [26] Incorporated by reference from the like-numbered exhibit to the Registrant's Annual Report on Form 10-K for the year ended May 31, 1998.

                                        6

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    [27]       Incorporated by reference from the like-numbered  exhibit to the Registrant's S-1 registration statement, Amendment No. 1 (SEC File No. 333-57957, filed October 29, 1998).

Item 22.  Undertakings.

(a)    Pursuant to Item 512 of Regulation S-K, the registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(a)(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(a)(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

(b) Pursuant to Item 22(b) of Form S-4, the registrant undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form S-4 within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration Statement through the date of responding to the request.

(c) Pursuant to Item 22(c) of Form S-4, the registrant undertakes to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(g)(1) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(g)(2) That every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


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(h) Insofar as indemnification  for liabilities arising under the Securities Act of 1933, may be permitted to directors, officers, and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action suit or proceeding) is asserted by such officer, director, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                                        8

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                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Riverton, Wyoming, on March 4, 1999.

                                            U.S. ENERGY CORP.
                                            (Registrant)


Date: March 4, 1999                         By:        s/ John L. Larsen
                                                   -----------------------------
                                                   JOHN L. LARSEN,
                                                   Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.


Date: March 4, 1999                         By:        s/ John L. Larsen
                                                   -----------------------------
                                                   JOHN L. LARSEN, Director

Date: March 4, 1999                         By:        s/ Harold F. Herron
                                                   -----------------------------
                                                   HAROLD F. HERRON, Director

Date: March 4, 1999                         By:        s/ Nick Bebout
                                                   -----------------------------
                                                   NICK BEBOUT, Director

Date: March _____, 1999                     By:
                                                 -------------------------------
                                                   DON C. ANDERSON, Director

Date: March _____, 1999                     By:
                                                 -------------------------------
                                                   DAVID W. BRENMAN, Director

Date: March 4, 1999                         By:      s/ H.  Russell Fraser
                                                 -------------------------------
                                                   H. RUSSELL FRASER, Director

Date: March 4, 1999                         By:      s/ Keith G.  Larsen
                                                 -------------------------------
                                                   KEITH G. LARSEN, Director

Date: March 4, 1999                         By:      s/ Robert Scott Lorimer
                                                 -------------------------------
                                                   ROBERT SCOTT LORIMER,
                                                   Principal Financial Officer
                                                   and Chief Accounting Officer


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